Structured Asset Trust Unit Repackagings (Saturns)
Hertz Corp. Debenture Backed
Series 2003-15
CLASS A CUSIP NO.
804113207
CLASS B CUSIP NO.
804113AA6
Distribution Date June 1, 2012
US Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal
Principal Payment Ending Principal Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate Interest
Due and Unpaid
Total Distribution
A Units
$25,000,000.00 $25,000,000.00 $0.00 7.000%
30/360 875,000.00 $ $0.00 25,875,000.00 $
B Units $25,000,000.00 $0.00 0.581% 30/360 72,625.00 $ $0.00 72,625.00 $
Additional Information
$2,000.00
$3,500.00
Underlying Security HERTZ CORP 7.625% 6/01/12 Cusip 428040BS7
December / June
Matuturity Date 6/1/2012
$25,000,000.00
6.95500%
$953,125.00
Cusip
Moody's S & P Moody's Date S & P Date
804113207 Baa2 BBB WR 1-Jun-12 B 24-Jan-12
804113AA6
Baa2 BBB WR 1-Jun-12 B 24-Jan-12
428040BS7
Baa2 BBB WR 1-Jun-12 B 22-Dec-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Expense Account Deposit
Original Ratings Current Ratings
To the Holders of:
Payment Dates
Principal Balance Matured on 6/1/12
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees